Exhibit 99.5

Today, Acceleron and Merck (MSD outside of USA and Canada) announced that the companies have entered into a definitive agreement under which Merck will acquire Acceleron. Please see the news release here.

On behalf of the entire team at Acceleron, I want to thank you for your support of the sotatercept clinical program. Your role remains essential for successfully advancing the clinical trial program to evaluate the potential of sotatercept as a first-in-class, key therapy for patients with pulmonary arterial hypertension. I look forward to your continued support and efforts in advancing the ongoing trials to completion.

Merck, who has a long-standing commitment to pulmonary hypertension, shares our enthusiasm for the promise that sotatercept holds as a new and differentiated therapy and is equally committed to the ongoing clinical program.

The transaction is anticipated to close prior to the end of 2021 and, until then, we remain separate companies. Regarding study related matters, your primary contacts for the sotatercept clinical studies remain unchanged at this time. Once further information is available, I will share it with you in a timely manner.

In the meantime, if you have any questions, please do not hesitate to contact me.

Sincerely,

Jay Backstrom

Important Information About the Offer

The tender offer for the outstanding shares of Acceleron common stock referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Merck Sharp & Dohme Corp. (“Merck”) and its acquisition subsidiary will file with the SEC, upon the commencement of the tender offer. At the time the tender offer is commenced, Merck and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Acceleron will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ACCELERON’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ACCELERON’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Acceleron’s stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Merck at 2000 Galloping Hill Road, Kenilworth, N.J., 07033 or (908) 423-1000 or on Acceleron’s website at www.acceleronpharma.com or by contacting Acceleron at 128 Sidney Street, Cambridge, MA 02139 or (617) 649-9200.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Merck’s and Acceleron’s management each believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Merck and Acceleron, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, risks related to Merck’s and Acceleron’s ability to complete the acquisition on the proposed terms or on the proposed timeline, including the receipt of required regulatory approvals, the possibility that competing offers will be made, other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Merck’s shares could decline, as well as other risks related to Merck’s and Acceleron’s respective businesses, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the U.S. Food and Drug Administration, including decisions of such authorities regarding whether and when to approve any drug, device or biological application that may be filed for any product candidates as well as decisions regarding labelling and other matters that could affect the availability or commercial potential of any product candidates, the absence of a guarantee that any product candidates, if approved, will be commercially successful, the future approval and commercial success of therapeutic alternatives, Merck’s ability to benefit from external growth opportunities and to complete related transactions and/or obtain regulatory clearances, risks associated with Merck’s and Acceleron’s intellectual property and any related pending or future litigation and the ultimate outcome of such litigation, trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, Acceleron’s or its collaboration partner, Bristol Myers Squibb’s (“BMS”), inability to successfully complete the clinical development of Acceleron’s compounds, or that Acceleron or BMS may be delayed in initiating, enrolling or completing any clinical trials, and that Acceleron’s compounds may not receive regulatory approval or become commercially successful products and the impact that COVID-19 will have on Merck and Acceleron and their respective customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on Merck’s and Acceleron’s employees and on the global economy as a whole. Any material effect of COVID-19 on any of the foregoing could also adversely impact Merck and Acceleron. This situation is changing rapidly and additional impacts may arise of which Merck and Acceleron are not currently aware and may exacerbate other previously identified risks. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on the companies’ consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) made by Merck and Acceleron, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Merck’s annual report on Form 10-K for the fiscal year ended December 31, 2020, and Acceleron’s annual report on Form 10-K for the fiscal year ended December 31, 2020, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Merck and Acceleron do not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Merck files annual and special reports and other information with the SEC and Acceleron files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Merck and Acceleron at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Merck’s and Acceleron’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.